UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ________ )

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☐	Soliciting Material Pursuant to §240.14a-12

CANYON RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE: March 6, 2008	PR08-06

CANYON RESOURCES ANNOUNCES THE POSTPONEMENT
OF THE SPECIAL MEETING

Golden, CO - Canyon Resources Corporation ("Canyon") (AMEX:CAU), a Colorado based mining company, today announced that at its special meeting of stockholders held on March 6, 2008, the stockholders voted to approve the adjournment of the special meeting to solicit additional votes to approve the Agreement and Plan of Merger dated as of November 16, 2007, by and among Atna Resources Ltd. ("Atna"), a wholly owned subsidiary of Atna, and Canyon.

To date, 25.3 million shares voted in favor of the merger, representing 47.2 percent of the total Canyon stockholders that have delivered proxy cards. This represents 73 percent of the proxies delivered and 94.4 percent of the vote required to approve the merger. Holders of a total of 64 percent of the outstanding shares of common stock of Canyon have delivered proxy instructions. The approval of the merger requires the holders of a majority of outstanding Canyon common stock to vote in favor of the merger.

The special meeting will reconvene at 9:00 a.m. MST on March 13, 2008, at the Canyon Resources Corporation offices located at 14142 Denver West Parkway, Suite 250, Golden, CO. The polls will remain open during the adjournment. The record date for stockholders entitled to vote at the special meeting remains January 18, 2008.

Your vote is important regardless of the number of shares you own. To vote your shares you may fax your completed proxy card to our proxy agent, The Altman Group at 201-460-0050 or call 800-314-9816.

Additional Information and Where to Find it

In connection with the merger, Atna and Canyon have filed relevant materials with the SEC, including the filing by Atna with the SEC of a Registration Statement on Form F-4 on January 17, 2008, which incorporates a proxy statement/prospectus (the "Proxy Statement/Prospectus") that Canyon has mailed to its stockholders in connection with obtaining approval of the merger. The Proxy Statement/Prospectus contains important information about Canyon, Atna, the merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY. Investors and security holders may obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by Canyon and Atna through the web site maintained by the SEC at www.sec.gov.

Canyon, Atna and their directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Canyon in connection with the approval of the merger. Information regarding the special interests of these directors and executive officers in the merger is included in the Proxy Statement/Prospectus. Additional information regarding Canyon's directors and executive officers is also included in Canyon's annual report on Form 10-K, which was filed with the SEC on March 2, 2007. Additional information regarding Atna's directors and executive officers is included in Atna's Form 20-F filed with the SEC on June 30, 2005, as amended January 4, 2008. These documents are available free of charge at the SEC's web site at www.sec.gov.

Forward-looking Statements

Certain forward-looking statements are included in this release and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Canyon's current expectations regarding the merger and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. These risks and uncertainties are further described in the Proxy Statement/Prospectus, which investors and security holders are urged to read.

FOR FURTHER INFORMATION, CONTACT:

James Hesketh, President and CEO (303) 278-8464
Valerie Kimball, Investor Relations (303) 278-8464
www.canyonresources.com